Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2010

MOUNTAIN VIEW, Calif. – Feb. 17, 2010 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its first quarter of fiscal year 2010.

For the first quarter of fiscal 2010, Synopsys reported revenue of $330.2 million compared to $339.8 million for the first quarter of fiscal 2009.

“Synopsys started the year with solid momentum,” said Aart de Geus, chairman and CEO of Synopsys. “We met or exceeded our financial targets, and made a number of strategic moves that we believe will increase our total available market substantially in the long term.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2010 was $132.8 million, or $0.88 per share, compared to $52.4 million, or $0.37 per share, for the first quarter of fiscal 2009. Net income for the first quarter of fiscal 2010 includes a one-time $91.6 million, or $0.61 per share, tax benefit associated with the IRS settlement for fiscal years 2002-2004, announced on January 12, 2010.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2010 was $62.4 million, or $0.41 per share, compared to non-GAAP net income of $71.6 million, or $0.50 per share, for the first quarter of fiscal 2009.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2010. These targets do not include future acquisition-related expenses that may be incurred in fiscal 2010. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2010 Targets:

•	Revenue: $331 million - $339 million

•	GAAP expenses: $278 million - $295 million

•	Non-GAAP expenses: $252 million - $262 million

•	Other income and expense: $0 - $3 million

•	Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•	Fully diluted outstanding shares: 148 million - 153 million

•	GAAP earnings per share: $0.22 - $0.28

•	Non-GAAP earnings per share: $0.38 - $0.40

•	Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2010 Targets:

•	Revenue: approximately $1.33 billion - $1.35 billion

•	Other income and expense: $4 million - $8 million

•	Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•	Fully diluted outstanding shares: 149 million - 154 million

•	GAAP earnings per share: $1.55 - $1.74

•	Non-GAAP earnings per share: $1.52 - $1.62

•	Cash flow from operations: $200 million - $220 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) stock compensation; (ii) the amortization of acquired intangible assets and in-process research and development charges, (iii) acquisition-related costs; (iv) other significant items, including the effect of a tax benefit from a settlement with the Internal Revenue Service, and (v) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of First Quarter Fiscal Year 2010 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2010 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2010	2009
GAAP net income	$132,786	$52,429
Adjustments:
Amortization of intangible assets	10,650	11,808
Stock compensation	17,234	14,143
In-process research and development	—	600
Acquisition-related costs	1,046	—
Tax benefit from IRS settlement	(91,649)	—
Tax effect	(7,648)	(7,384)

Non-GAAP net income	$62,419	$71,596

	Three Months Ended January 31,
	2010	2009
GAAP net income per share	$0.88	$0.37
Adjustments:
Amortization of intangible assets	0.07	0.08
Stock compensation	0.11	0.09
In-process research and development	—	0.01
Acquisition-related costs	0.01	—
Tax benefit from IRS settlement	(0.61)	—
Tax effect	(0.05)	(0.05)

Non-GAAP net income per share	$0.41	$0.50

Shares used in calculation	150,788	142,612

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2010 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2010
	Low	High
Target GAAP expenses	$278,000	$295,000
Adjustment:
Estimated impact of amortization of intangible assets	(11,000)	(14,000)
Estimated impact of stock compensation	(15,000)	(19,000)

Target non-GAAP expenses	$252,000	$262,000

	Range for Three Months Ending April 30, 2010
	Low	High
Target GAAP earnings per share	$0.22	$0.28
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of stock compensation	0.13	0.10
Net non-GAAP tax effect	(0.06)	(0.05)

Target non-GAAP earnings per share	$0.38	$0.40

Shares used in non-GAAP calculation (midpoint of target range)	150,500	150,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2010 Targets

	Range for Fiscal Year Ending October 31, 2010
	Low	High
Target GAAP earnings per share	$1.55	$1.74
Adjustment:
Estimated impact of amortization of intangible assets	0.33	0.26
Estimated impact of stock compensation	0.45	0.40
Acquisition-related costs	0.01	0.01
Tax benefit from IRS settlement	(0.61)	(0.61)
Net non-GAAP tax effect	(0.21)	(0.18)

Target non-GAAP earnings per share	$1.52	$1.62

Shares used in non-GAAP calculation (midpoint of target range)	151,500	151,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 145658, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter fiscal 2010 in May 2010. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter fiscal 2010 earnings call in May 2010, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal 2010 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal 2010 in its quarterly report on Form 10-Q to be filed by March 11, 2010.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, software-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 65 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy in general, and weakness in the semiconductor and electronics industries;

•	failure of customers to pay license fees as scheduled;

•	lower-than-expected research and development spending by semiconductor and electronic systems companies;

•	competition in the market for Synopsys’ products and services;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending April 30, 2010 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2010 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related costs including amortization of intangible assets and costs formerly capitalized but now expensed due to new accounting guidance related to business combinations, (iv) changes in the anticipated amount of employee stock compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our latest Annual Report on Form 10-K for the fiscal year ended October 31, 2009. Furthermore, Synopsys’ actual tax rates applied to income for the second quarter and fiscal year 2010 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the second quarter and fiscal year 2010 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc. Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2010	2009 (2)
Revenue:
Time-based license	$272,475	$287,676
Upfront license	20,446	15,703
Maintenance and service	37,246	36,376

Total revenue	330,167	339,755
Cost of revenue:
License	41,214	41,823
Maintenance and service	16,510	15,579
Amortization of intangible assets	7,857	8,022

Total cost of revenue	65,581	65,424

Gross margin	264,586	274,331
Operating expenses:
Research and development	101,232	97,807
Sales and marketing	79,616	77,384
General and administrative	25,853	27,182
In-process research and development	—	600
Amortization of intangible assets	2,793	3,786

Total operating expenses	209,494	206,759

Operating income	55,092	67,572
Other income, net	2,250	2,099

Income before income taxes	57,342	69,671
(Benefit) provision for income taxes	(75,444)	17,242

Net income	$132,786	$52,429

Net income per share:
Basic	$0.90	$0.37

Diluted	$0.88	$0.37

Shares used in computing per share amounts:
Basic	146,830	141,865

Diluted	150,788	142,612

(1)	Synopsys’ first quarter ended on the Saturday nearest January 31. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.
(2)	For the three months ended January 31, 2010, Synopsys reclassified $2.6 million from upfront license to time-based licensed revenue to conform to the current year presentation which had no impact on total revenue.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2010	October 31, 2009
ASSETS:
Current assets:
Cash and cash equivalents	$626,490	$701,613
Short-term investments	465,853	466,713

Total cash, cash equivalents and short-term investments	1,092,343	1,168,326
Accounts receivable, net	142,493	127,010
Deferred income taxes	74,285	73,453
Income taxes receivable	41,806	51,191
Prepaid and other current assets	47,594	43,820

Total current assets	1,398,521	1,463,800
Property and equipment, net	143,371	146,910
Goodwill	934,226	932,691
Intangible assets, net	89,538	96,810
Long-term deferred income taxes	251,762	205,396
Other long-term assets	92,347	93,247

Total assets	$2,909,765	$2,938,854

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$182,159	$255,095
Accrued income taxes	33,590	5,508
Deferred revenue	507,435	553,990

Total current liabilities	723,184	814,593
Long-term accrued income taxes	88,553	157,354
Other long-term liabilities	87,851	88,002
Long-term deferred revenue	39,434	34,739

Total liabilities	939,022	1,094,688
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 146,544 and 146,945 shares outstanding, respectively	1,465	1,469
Capital in excess of par value	1,511,099	1,500,166
Retained earnings	705,216	574,980
Treasury stock, at cost: 10,727 and 10,326 shares, respectively	(236,935)	(228,618)
Accumulated other comprehensive loss	(10,102)	(3,831)

Total stockholders’ equity	1,970,743	1,844,166

Total liabilities and stockholders’ equity	$2,909,765	$2,938,854

(1)	Synopsys’ first quarter ended on the Saturday nearest January 31. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$132,786	$52,429
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	25,652	25,418
Stock compensation	17,234	14,143
Allowance for doubtful accounts	(357)	1,490
Write-down of long-term investments	—	2,960
Gain on sale of investments	(112)	(172)
Deferred income taxes	(51,676)	8,340
In-process research and development	—	600
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(14,836)	(2,911)
Prepaid and other current assets	6,184	(2,009)
Other long-term assets	(1,128)	3,181
Accounts payable and other liabilities	(73,497)	(100,168)
Accrued income taxes	(41,428)	(5,771)
Deferred revenue	(44,239)	(79,456)

Net cash used in operating activities	(45,417)	(81,926)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	57,362	64,047
Purchases of short-term investments	(58,638)	(60,059)
Purchases of property and equipment	(8,037)	(8,258)
Cash paid for acquisitions, net of cash acquired	(3,127)	(27,333)
Capitalization of software development costs	(720)	(720)

Net cash used in investing activities	(13,160)	(32,323)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(744)	(492)
Issuances of common stock	8,133	1,152
Purchases of treasury stock	(25,257)	—

Net cash (used in) provided by financing activities	(17,868)	660
Effect of exchange rate changes on cash and cash equivalents	1,322	6,122

Net change in cash and cash equivalents	(75,123)	(107,467)
Cash and cash equivalents, beginning of period	701,613	577,632

Cash and cash equivalents, end of period	$626,490	$470,165

(1)	Synopsys’ first quarter ended on the Saturday nearest January 31. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.